EXHIBIT 10.14

ClickAgents.com


Click Agents Corp. reserves the right to terminate any host account on any legitimate reason they choose. All legitimate funds will be issued during the next payout period and will be given an email notice within 24 hours of cancellation for the reason.

When applying to the Click Agents Network, you agree that all materials on your site are licensed by you or owned by you. ClickAgents is not reponsible for any unlicensed material on your site.

Host agrees that through this relationship, you do not hold Click Agents responsible for any and all losses, claims, expenses, suits, damages, costs, demands or liabilities, arising from any and all claims and lawsuits, or any other means of business practice.

Host agrees not to hold Click Agents reponsible for any copyright or trademark violations from either member or advertiser sites.

The  host  agrees  to  settle  any  dispute  under  this  contract   restraining
arbitration in the courts of California.

If any condition said in this contract can not be held valid in any court of law. Then the remaining provisions, still remain in full enforcement.

This agreement may change anytime and will be renewed whenever necessary.Any changes made to this agreement may or may not be notified.

If any host commits fraud to the network or violates any of our conditions, then legal action may take place to recover any damages done to the network.

Host agrees not to alter or modify the code without the proper permission from the Click Agents network. Host also agrees not to load any ads from their server, the ads must be rotated through our network for proper issuing of credit.

Host agrees to comply with, subject to termination of their Click Agents account and forfeit of all monies earned, the following Banner Placement Rules:

Banner Placement Rules

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1. Every banner must be from our server, located at  http://www.clickagents.com, via our CGI script (banner.ca). Attempts to misguide people into clicking on other images, text or javascript that links to our server is strictly not allowed.
2. Any alteration of the HTML code in an attempt to artifically inflate earnings is strictly not allowed. The size of the image and link URLs must not be changed in any way.
3. Banners must be placed on pages with other content, not just other banners.
4. You may not entice people to click on the banner on your web page. You may tell them about a particular product or service in a way that will make the people viewing your web page interested about it, but clicking on the banner, or begging people to click on the banner, for the sake of earning money is not allowed.
5. Spawning of new browser windows, automatic redirection, and auto-updating web pages, if used in our opinion to artifically inflate traffic is not allowed.
6. Banners must only be placed on the site (index page and sub-pages) that you specify when joining up. If you wish to place the banner on a different site
then  you  must  register  a  new   username.   For  instance  if  you  register
www.mysite.com then you can place banners on any page within www.mysite.com, however if you wish to place any banners on pages in www.myothersite.com then you need to register the new site with a new username.
7. Spamming with emails, on newsgroups and other methods is strictly forbidden. We log every click-through, and if any clicks are found to have originated from newsgroups, or spam emails the account in question will instantly be deleted.
8. Accounts that are not used (do not register any views or clicks) for 28 days will be deleted from the server.



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We take no  responsibility  for technical  problems beyond our control,  such as server downtime or network/Internet trouble. If due to technical failure the banners cannot be shown we reserve the right not to pay out during this time.

We retain the right to delete the accounts of, and refuse payments to any users found to be violating the above rules. If you have any questions please get in touch before placing the banner on your page, we will answer your queries within one working day.